UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) July 17, 2007

OAKMONT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51423	20-2679740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240

Bloomfield Hills, MI 48304

(Address of Principal Executive Offices) (Zip Code)

(248) 220-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 17, 2007 Oakmont Acquisition Corp. issued a press release announcing it had convened and then adjourned without conducting any business the special meeting of its common stockholders held today at 8:00 a.m. (Eastern Daylight Time). Oakmont announced on July 12th that it would convene and adjourn the special meeting this morning without conducting any business in order to provide its common stockholders additional time to consider and vote upon its proposed merger with Brooke Credit Corporation and related proposals at the special meeting. The special meeting will reconvene at 8:00 a.m. (Eastern Daylight Time) tomorrow, Wednesday, July 18, 2007, to conduct business and consider the proposed merger and related proposals. The press release also provides “street name” common stockholders additional information on how to vote and elect conversion with respect to their shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit Number	Description
99.1	Press Release dated July 17, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

	By:	/s/ Michael C. Azar
	Name:	Michael C. Azar
	Title:	President
Date: July 17, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 17, 2007